UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 11, 2007
Date of Report (Date of earliest event reported)

MOLEX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-7491 (Commission File Number)	36-2369491 (IRS Employer Identification No.)
2222 Wellington Court, Lisle, Illinois 60532
(Address and zip code of principal executive offices)
(630) 969-4550
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 11, 2007, the Board of Directors (the “Board”) of Molex Incorporated (“Molex”) increased the size of the Board to 12 members and elected Kazumasa Kusaka as a Class II member of the Board. Mr. Kusaka has been an Executive Advisor to Dentsu Inc., since November 2006, and a Special Advisor to the Japanese Ministry of Economy, Trade and Industry since July 2006. Dentsu Inc. is a leading advertising agency in Japan. Prior to this, Mr. Kusaka held various high-level positions with the government of Japan, including Vice Minister for International Affairs, Head of the Agency for Natural Resources and Energy, and Director-General of the Trade Policy Bureau of the Ministry of Economy, Trade and Industry.
There is no arrangement or understanding with any person pursuant to which Mr. Kusaka was selected as a director, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. Mr. Kusaka’s compensation for his service as a non-employee director will be consistent with that of Molex’s other non-employee directors, as described in Exhibit 10.1 to Molex’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2006.
On May 11, 2007, Masahisa Naitoh, who has served as a member of the Board of Molex since 1995, notified the Board that he is resigning from the Board effective May 31, 2007. The Board approved a decrease in the size of the Board to 11 members effective May 31, 2007.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective May 11, 2007, the Board amended and restated Molex’s Bylaws. The following is a summary of the principal changes to the Bylaws:
•	Amendment of Section 4 of Article II to permit notices to stockholders to be made by electronic transmission consented to by stockholders;
•	Amendment of Section 6 of Article II clarifying that the majority in voting power of th shares of capital stock issued and outstanding and entitled to vote constitutes a quorum at all meetings of stockholders;
•	Amendment of Section 7 of Article II clarifying that no proxy will be voted on or after three years from its date and clarifying the revocability of a proxy.
•	Addition of a new Section 9 in Article II relating to the setting of a record date for determining the stockholders entitled to consent to corporate action in writing and the appointment of independent inspectors of elections to perform a ministerial review of the validity of consents and/or revocations.
•	Addition of a new Section 11 in Article II relating to the list of stockholders entitled to vote.

•	Addition of a new Section 12 in Article II relating to the appointment of an inspector of election.
•	Amendment of Section 5 in Article III to permit notices to directors to be made by electronic transmission.
•	Amendment of Section 2 in Article IV to provide that (i) the Board has authority to elect certain designated officers of Molex and that the Chief Executive Officer has authority to appoint all other officers of Molex, and (ii) the Board can remove any officer and that the Chief Executive Officer can only remove those officers he has appointed.
•	Amendment of Section 4 in Article IV to provide for a description of the position of Chief Executive Officer.
•	Addition of a new Section 5 in Article IV to provide for a description of the position of President.
The foregoing summary description of the amendments to Molex’s Bylaws is qualified in its entirety by reference to the full text of the amended and restated Bylaws, a copy of which is attached as Exhibit 3.1(ii) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 3.1(ii) Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED
Date: May 17, 2007	By:	/s/ ANA G. RODRIGUEZ
Ana G. Rodriguez
Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1(ii)	Amended and Restated Bylaws